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                                                                     EXHIBIT 10e

                                            [Verizon Logo]
EZRA D. SINGER                              1095 Avenue of the Americas
Executive Vice President                    Room 3909
Human Resources                             New York, NY 10036

                                            Tel: 212.395.1041
                                            Fax: 212.597.2979
                                            Ezra.Singer@verizon.com

Charles R. Lee
1095 Avenue of the Americas
Room 3919
New York, NY 10036

Dear Chuck:

On behalf of the Board of Directors, I am writing to express our gratitude for the leadership, vision, and commitment you have provided to Verizon. Consistent with your past actions, your decision to relinquish your title and duties as Co-Chief Executive Officer at this time was based on your view of what was in Verizon's interest, and Verizon will always be indebted to you for the example you have set by acting on that basis. We look forward to your continued leadership as Chairman of Verizon's Board of Directors.

This letter will confirm that you are voluntarily stepping down as Co-Chief Executive Officer of Verizon effective as of the close of business on March 31, 2002. As a result, your December 5, 2000 Employment Agreement now provides that you will continue to be an employee of Verizon until June 30, 2002 and then, after your retirement, you will continue to serve as the non-employee Chairman of the Board of Directors of Verizon until June 30, 2004. Except as amended by this letter, the terms and conditions of your employment agreement remain in effect and are unchanged.

Please indicate your agreement by signing and returning one copy of this letter.

Sincerely yours,

/s/ Ezra Singer
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Ezra Singer
Executive Vice President - Human Resources
Verizon Communications Inc.

I agree to the terms set forth above.

/s/ Charles R. Lee
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Charles R. Lee

cc: Ivan Seidenberg